Exhbit 4.1

NUMBER

SHARES

This Certifies that ______________________________ is the registered holder of ______________________________ Shares of the above named Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of __________ A.D. ______

KING

Goes

©GOES X711140
All Rights Reserved

Endnotes

xxxx   Specimen

xxxx

xxxxx

JUQUN, INC.

A Nevada Corporation

Shares of Common Stock